EXHIBIT 99.1

[Letterhead of Caraustar]

FOR IMMEDIATE RELEASE

July 29, 2003

CONTACT:	Ronald J. Domanico
V.P. and Chief Financial Officer
(770) 948-3101

CARAUSTAR REPORTS

SECOND QUARTER 2003 RESULTS AND

ELECTS JAMES E. ROGERS CHAIRMAN OF THE BOARD

ATLANTA, Georgia—Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that revenues for the second quarter ended June 30, 2003 were $246.8 million, an increase of 7.7 percent from revenues of $229.1 million for the same quarter in 2002. Net loss for the second quarter of 2003 was $8.5 million, compared to second quarter 2002 net loss of $581 thousand. Net loss per share for the second quarter 2003 was $0.31, compared to net loss of $0.02 per share in the second quarter of 2002. The second quarter 2003 loss, compared to the same quarter in 2002, was driven primarily by significantly higher selling, general and administrative costs attributable to the acquired Smurfit Industrial Products Division (SIPD) operations, bad debt expense, employee benefit costs and facility rationalization expenses, as well as reduced volume and selling prices in our custom packaging group due to highly competitive markets. Additionally, in the second quarter of 2003, the company expensed $1.8 million of deferred debt costs associated with its previous revolving credit facility and incurred a $1.8 million noncash restructuring and asset impairment charge related primarily to the closure of its Ashland Carton Plant and a $1.2 million write down of inventory and equipment at its Paragon Plastics subsidiary.

Total mill and converting volume increased 2.5 percent in the second quarter to 285 thousand tons. By business group, total volume in tubes, cores and composite cans increased 26.0 percent to 84 thousand tons; carton volume decreased 6.2 percent to 101 thousand tons. Gypsum volume was essentially flat at 44 thousand tons, while other specialty business volume decreased 5.1 percent to 56 thousand tons.

For the recycled boxboard industry the second quarter of 2003 was marginally softer than the comparable 2002 second quarter. Total volume was down 1.0 percent with a 6.0 percent decline in folding carton board demand and a minimal drop in tube, core and can demand, offset primarily by a 4.7 percent increase in gypsum facings and a 1.1 percent growth in the other specialty market.

Six-month period ended June 30, 2003

For the six-month period ended June 30, 2003, revenues were $499.7 million, an increase of 11.5 percent from revenues of $448.0 million for 2002. The net loss for the first six months of 2003 was $15.6 million compared to a net loss of $82 thousand in 2002. Net loss per share was $0.56 for the first half of 2003 compared with a break-even first half of 2002. The net loss for the first six months of 2003 includes a $6.2 million pre-tax restructuring charge. Gross paperboard margins for the paperboard mills for the six months ended June 30, 2003 were up approximately $9 per ton compared

- more -

Caraustar Industries, Inc.

July 29, 2003

to the same period last year, while paperboard margins for tubes and cores were essentially flat. Energy costs increased 29.0 percent from $49 per ton in 2002 to $63 per ton in 2003.

Total mill and converting volume for the first six months ended June 30, 2003 increased 9.0 percent to 590 thousand tons compared with the same period in 2002. Volume in the tube and core product line for the first half grew 35.4 percent to 169 thousand tons, while volume in folding cartons increased 2.9 percent to 221 thousand tons. Gypsum volume was unchanged from the first half of 2002 and other specialty volume declined 1.4 percent to 112 thousand tons.

The industry in the first half of 2003 managed a 1.4 percent improvement over the prior year first half on the basis of a strong first quarter. Gypsum demand was up 5.5 percent while the tube, can and drum and the other specialty markets grew 3.1 percent and 3.6 percent respectively. Recycled folding carton demand was down 2.1 percent year to date versus 2002.

Joint Ventures

The company’s two primary joint ventures (with 50 percent partner Temple-Inland), Premier Boxboard Limited (PBL) and Standard Gypsum, contributed $1.5 million of pretax earnings in second quarter 2003 versus $1.0 million for the same period in 2002. A softer quarter for the wallboard venture was more than offset by a solid quarter for the PBL mill. Total volume at PBL increased 15.4 percent in the second quarter 2003 versus 2002, with the gypsum facing paper component of volume up over 90 percent for the same periods based on the preferred market status of the PBL product. It was on the basis of the success at PBL that Caraustar officially closed the Buffalo, New York gypsum mill in the first quarter.

Liquidity and Revolving Credit Facility

In the second quarter 2003, Caraustar generated $0.8 million in net cash provided by operating activities, a decrease of $23.8 million from second quarter 2002. Approximately $16.0 million of this reduction is due to the timing of the receipt of federal tax refunds. After cash proceeds from unwinding favorable interest rate swaps of $11.7 million, capital expenditures of $4.5 million and payment of deferred debt cost of $1.2 million related to our new credit facility, the company ended the second quarter of 2003 with $53.8 million of cash. Interest expense increased by $1.9 million from second quarter 2002 due to the unwinding of fixed to floating interest rate swaps.

In June of 2003, the company entered into an agreement to replace the former $47.0 million credit facility with an asset-based revolving line of credit in the amount of $75.0 million secured primarily by accounts receivable and inventory. As of June 30, 2003, the facility had no drawn borrowings but does have $48.5 million of letters of credit outstanding that reduce availability.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, “Although demand in the second quarter for Caraustar and the industry was not as strong as in the first, the industry growth during the first six months was the first sustained period of improvement in the last three years. We were also encouraged to see that mill price increases were reflected in our tube and core converted product pricing; however, the same cannot be said for the carton converting market. The events that contributed primarily to the financial losses for the quarter were the difficult pricing factors in the carton market in combination with the referenced unusual SG&A increases and plant rationalization costs.

“Although this is painful in the short term, it is essential to our progress in the future. It is important to recognize that while we are closing thousands of tons of mill and converting capacity, we are a larger company today than at any time in our past. And while we are fully and actively committed to right-

Caraustar Industries, Inc.

July 29, 2003

sizing Caraustar in every business unit and in every dimension, we are continuing to invest in our core markets with advanced technologies and for improved efficiency and productivity. Our recently stated objectives of reducing $50 million in the combination of SG&A costs and working capital have already begun to show improvements in our cash position.”

The board of directors of Caraustar Industries, Inc. elected James E. Rogers to serve as its chairman, effective July 17, 2003. He is succeeding Russell M. Robinson, II, who has been a director of the company since December 1992 and chairman of the board since April 1995. At the annual shareholder meeting in May, Mr. Robinson was re-elected to the board for his final three-year term, in accordance with the company’s governance policy on mandatory retirement of directors. Mr. Rogers has served as a board member of Caraustar since 1993 and has previously chaired the Compensation and Employee Benefits Committee and served on the Audit Committee. Thomas V. Brown, president and chief executive officer of Caraustar, stated, “We are very pleased to have such a qualified and respected board member take the helm as chairman. Russ has been an outstanding contributor to Caraustar throughout his long association with the company and particularly during his years as a director and chairman. Jim will have the added benefit of Russ’ wisdom and counsel over the course of his remaining term on the board.”

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled paperboard product markets: tubes, cores and cans; folding cartons and custom packaging; gypsum wallboard facing paper; and miscellaneous “other specialty” and converted products. Caraustar will be hosting a Webcast of its second quarter 2003 results beginning at 10:00 a.m. (EDT) on Tuesday, July 29, 2003. In order to listen to the Webcast of its conference call, participants can log on at http://www.firstcallevents.com/service/ajwz384941151gf12.html or http://www.caraustar.com and look for the Webcast button/icon on the “Investor Relations” page of the Caraustar Web site.

This press release may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company’s products, the degree of success achieved by the company’s new product initiatives, changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses (including specifically the recently acquired Smurfit-Stone industrial packaging operations) and the company’s ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

###

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL DATA

(For the Six Quarters Ending June 30, 2003)

Volume Sold (tons 000’s):	Q2 03	Q1 03	Q4 02		Q3 02		Q2 02		Q1 02
CSAR Mill Tons Sold (Market)*	151.7	166.8	162.8		159.0		154.9		147.6
CSAR Mill Tons Converted	102.5	104.4	101.2		91.0		92.6		83.7

Total CSAR Mill Tons *	254.2	271.2	264.0		250.0		247.5		231.3
Outside Paperboard Purchased	30.7	33.9	37.5		36.6		30.6		31.9

Total Paperboard Controlled	284.9	305.1	301.5		286.6		278.1		263.2

Tube & Core	83.7	85.5	85.8		68.8		66.6		58.4
Folding Carton	101.0	119.6	121.3		121.6		107.6		106.6
Gypsum Paper *	43.6	44.4	44.4		45.5		44.3		43.9
Specialty	56.6	55.6	50.0		50.7		59.6		54.3

Total Converted Tons Controlled	284.9	305.1	301.5		286.6		278.1		263.2

* Includes PBL gypsum facing paper.	18.8	15.1	14.5		11.4		9.8		4.3

Sales ($ millions)	246.8	252.9	252.0	**	236.7	**	229.1	**	218.9	**

** Prior year sales have been reclassified to conform with the current year presentation.

Price and Costs (Average $/ton):
Mill Net Selling Price	421.29	414.21	417.44		408.42		390.35		394.01
Mill Fiber Cost	92.42	81.06	87.43		112.79		79.90		60.10
Mill Fuel & Energy Cost	60.25	66.11	55.43		44.68		49.23		48.62

Tube & Core Average Net Selling Price	808.11	806.67	805.25		796.62		776.30		771.47
Tube & Core Average Paperboard Cost	465.71	463.70	462.14		450.87		428.19		434.39

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2003	2002	2003	2002
SALES	$246,843	$229,122	$499,745	$448,024
COST OF SALES	202,457	184,886	408,803	360,379

Gross profit	44,386	44,236	90,942	87,645
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	44,737	36,396	88,331	70,391

Operating (loss) income before restructuring costs	(351)	7,840	2,611	17,254
RESTRUCTURING AND IMPAIRMENT COSTS	1,835	985	6,167	985

Operating (loss) income	(2,186)	6,855	(3,556)	16,269
OTHER (EXPENSE) INCOME:
Interest expense	(11,244)	(9,377)	(21,581)	(18,679)
Interest income	235	492	436	868
Write-off of deferred debt costs	(1,812)	0	(1,812)	0
Gain on extinguishment of debt	0	0	0	87
Equity in income of unconsolidated affiliates	1,444	1,032	1,464	1,035
Other, net	253	(6)	351	128

	(11,124)	(7,859)	(21,142)	(16,561)

LOSS BEFORE MINORITY INTEREST AND INCOME TAXES	(13,310)	(1,004)	(24,698)	(292)
MINORITY INTEREST IN (INCOME) LOSSES	(58)	55	(63)	78
BENEFIT FOR INCOME TAXES	(4,847)	(368)	(9,112)	(132)

NET LOSS	$(8,521)	$(581)	$(15,649)	$(82)

BASIC
NET LOSS PER COMMON SHARE	$(0.31)	$(0.02)	$(0.56)	$(0.00)

Weighted average number of shares outstanding	27,911	27,857	27,911	27,857

DILUTED
NET LOSS PER COMMON SHARE	$(0.31)	$(0.02)	$(0.56)	$(0.00)

Diluted weighted average number of shares outstanding	27,911	27,857	27,911	27,857

Note: Certain prior year income statement items have been reclassified to conform with the current year presentation.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	June 30, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,815	$34,314
Receivables, net of allowances	104,505	106,149
Inventories	105,926	107,644
Refundable income taxes	596	14,926
Other current assets	9,049	8,498

Total current assets	273,891	271,531

PROPERTY, PLANT AND EQUIPMENT:
Land	14,487	14,337
Buildings and improvements	149,438	150,565
Machinery and equipment	634,301	643,863
Furniture and fixtures	15,240	14,894

	813,466	823,659
Less accumulated depreciation	(379,539)	(380,264)

Property, plant and equipment, net	433,927	443,395

GOODWILL, net	181,429	180,545

INVESTMENT IN UNCONSOLIDATED AFFILIATES	51,733	52,830

OTHER ASSETS	24,439	36,913

	$965,419	$985,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$101	$70
Accounts payable	64,117	60,027
Accrued liabilities	49,886	58,456
Accrued pension	11,700	11,279

Total current liabilities	125,804	129,832

SENIOR CREDIT FACILITY	0	0

OTHER LONG-TERM DEBT, less current maturities	533,172	532,715

DEFERRED INCOME TAXES	54,110	60,630

PENSION LIABILITY	18,605	13,572

DEFERRED COMPENSATION	1,409	1,500

OTHER LIABILITIES	4,719	4,584

MINORITY INTEREST	763	700

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; 5,000,000 shares authorized; none issued	0	0
Common stock, $.10 par value; 60,000,000 shares authorized, 27,910,819 and 27,906,674 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	2,791	2,791
Additional paid-in capital	182,306	182,224
Retained earnings	63,917	79,566
Accumulated other comprehensive loss	(22,177)	(22,900)

	226,837	241,681

	$965,419	$985,214

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Six Months Ended June 30,
	2003	2002
Cash provided by (used in)
Operating activities:
Net loss	$(15,649)	$(82)
Gain on extinguishment of debt	0	(87)
Depreciation and amortization	14,924	30,896
Write-off of deferred debt costs	1,812	0
Disposal of property, plant and equipment, net	687	326
Restructuring costs	5,670	985
Other noncash adjustments	(6,425)	(347)
Equity in income of unconsolidated affiliates, net of distributions	686	1,920
Changes in operating assets and liabilities	15,228	7,056

Net cash provided by operating activities	16,933	40,667

Investing activities:
Purchases of property, plant and equipment	(10,839)	(10,701)
Acquisitions of businesses, net of cash acquired	(707)	(115)
Proceeds from disposal of fixed assets	175	50
Other, net	0	499

Net cash used in investing activities	(11,371)	(10,267)

Financing activities:
Repayments of short and long-term debt	(8)	(6,581)
Proceeds from swap agreement unwind	15,950	0
Dividends paid	0	(833)
Deferred debt costs	(2,003)	(728)

Net cash provided by (used in) financing activities	13,939	(8,142)

Net change in cash and cash equivalents	19,501	22,258
Cash and cash equivalents at beginning of period	34,314	64,244

Cash and cash equivalents at end of period	$53,815	$86,502

Supplemental Disclosures:
Cash payments for interest	$19,978	$18,244

Cash payments for income taxes	$548	$247